Exhibit 99.1


           Payless ShoeSource Announces Third Quarter 2003 Results

    TOPEKA, Kan., Nov. 12 /PRNewswire-FirstCall/ -- Payless ShoeSource, Inc. (NYSE: PSS) today reported that for the third quarter of fiscal 2003, which ended November 1, 2003, the company posted a loss of $0.03 per diluted share, compared to diluted earnings per share of $0.43 during the third quarter of fiscal 2002. During the first nine months of fiscal 2003, diluted earnings per share were $0.25, compared to $1.47 during the first nine months of fiscal 2002.
    The company recorded a net loss of $2.2 million during the third quarter 2003 compared with net earnings of $29.6 million during the third quarter
2002.   During the first nine months of 2003, net earnings were $17.1 million, compared with $100.7 million during the first nine months of 2002.
    Company sales for the third quarter 2003 totaled $709.8 million, a 0.5
percent decrease from $713.0 million during the third quarter 2002.   Same-
store sales decreased 1.4 percent during the third quarter 2003.
    During the first nine months of 2003, company sales totaled $2.14 billion, a 4.0 percent decrease from $2.23 billion during the first nine months of 2002. Same-store sales decreased 4.7 percent during the first nine months of 2003.
    Gross margin was 26.7 percent of sales in the third quarter 2003 versus
32.2 percent in the third quarter 2002. The decline reflects the aggressive markdown of merchandise during the third quarter 2003. In addition, third quarter 2002 benefited from a lower level of markdowns, in anticipation of potential supply interruptions in the fourth quarter 2002 resulting from the West Coast port situation. During the first nine months of 2003, gross margin was 27.7 percent of sales, compared with 31.5 percent in the first nine months of 2002.
    Selling, general and administrative expenses were 26.8 percent of sales in the third quarter 2003 versus 25.3 percent in the third quarter 2002. The increase reflects an $8 million increase in advertising and higher insurance costs. During the first nine months of 2003, SG&A expenses were 26.1 percent of sales versus 24.0 percent during the first nine months of 2002.

    Balance Sheet
    Total inventories at the end of the third quarter 2003 were $410.7 million compared to $407.8 million at the end of the third quarter 2002. Inventory per store declined by 1 percent. The company intends that inventory per store at the end of fiscal 2003 should be less than at the end of fiscal 2002. Therefore, working capital should be a source of cash for fiscal year 2003.
    In July 2003, the company successfully completed the sale of $200 million of 8.25% senior subordinated notes, priced to yield 8.50%, due 2013. Proceeds from the notes, together with existing cash, were used to repay all existing indebtedness under the term loan portion of the company's existing credit facility. The credit facility, consisting of a $150 million revolving line of credit, is scheduled to expire in the first quarter of 2005.
    The current long-term debt structure provides the company enhanced flexibility, as no principal payments are required until 2013.
    The company ended the third quarter 2003 with a cash balance of $141.7 million.

    Capital Expenditures
    Total capital expenditures for the third quarter 2003 were $26.6 million, including a $0.3 million contribution from the company's joint venture partners, for a net of $26.3 million. Payless expects total capital expenditures for fiscal 2003 to be $115 million. This includes a $5 million contribution from the company's joint venture partners in Latin America, for a net of $110 million.
    In the third quarter 2003, the company opened 84 new stores and closed 54, resulting in 30 net new stores. The total store count at the end of the third quarter was 5,050, an increase of 58 net new stores since the beginning of the year, consistent with previously announced plans.

    International Operations
    During the third quarter 2003, the company opened 6 net new stores in the Central American and Caribbean region excluding Puerto Rico. The company is currently operating 143 stores in this region, and intends to open 3 - 8
additional stores by the end of fiscal year 2003.   The company believes the
Central American and Caribbean region represents a 150 to 200 store opportunity.
    In addition, during the third quarter 2003 Payless opened 2 new stores in South America. The company now operates 55 stores in this region, in the countries of Ecuador, Peru and Chile. Payless does not expect the store count to change significantly through the end of the year as it continues to focus on achieving its performance standards in all countries in this region.
    The company is currently operating 286 Canadian stores and expects to be operating 290 stores in Canada by the end of the year, for a net increase of 16 stores.
    Payless continues to explore additional opportunities to expand its core business in new International markets. Recently, the company announced a joint venture agreement with Nichimen Corporation to test the Payless ShoeSource concept in Japan. Under the arrangement, Payless and Nichimen intend to open their first test store in Japan during 2004. Nichimen Corporation is a Japanese trading company headquartered in Tokyo, with fiscal year 2002 sales in excess of $17 billion.

    Chairman's Comments
    "Following a difficult second quarter, we entered the third quarter with 22 percent more inventory than the previous year, and the belief that the retail environment would remain highly promotional in the second half of 2003," said Steven J. Douglass, Chairman and Chief Executive Officer of Payless. "Our strategy was driven by our determination to defend our market share, maintain our value proposition relative to higher-price tiers, and reduce inventory."
    "We have seen measurable improvement in several key merchandise categories. During the third quarter, we achieved positive same-store sales in women's and men's dress shoes, men's athletic shoes, children's footwear, and our accessories business. Total unit sales also grew in the third quarter, driven by unit sales increases in our women's and children's categories, and our men's leather and athletic shoes."

    Fourth Quarter 2003 Outlook
    The company expects the retail environment to remain highly promotional in the fourth quarter. Therefore, margins and financial results are expected to remain under intense pressure through the end of the year.

    Payless ShoeSource, Inc. is the largest family footwear retailer in the Western Hemisphere. The company operates a total of 5,050 stores offering quality family footwear and accessories at affordable prices. In addition, customers can buy shoes over the Internet through Payless.com(R), at www.payless.com.

    This release contains forward-looking statements relating to such matters as anticipated financial performance, international expansion opportunities, consumer spending patterns, capital expenditure plans, business prospects, products, future store openings, possible strategic alternatives and similar matters. Forward looking statements are identified by words such as "expects," "anticipates," "intends," "plans," "believes," "seeks," or variations of such words. A variety of known and unknown risks and uncertainties and other factors could cause actual results and expectations to differ materially from the anticipated results or expectations which include, but are not limited to: changes in consumer spending patterns; changes in consumer preferences and overall economic conditions; the impact of competition and pricing; changes in weather patterns; the financial condition of the company's suppliers and manufacturers; changes in existing or potential duties, tariffs or quotas; changes in relationships between the United States and foreign countries, changes in relationships between Canada and foreign countries; economic and political instability in foreign countries, or restrictive actions by the governments of foreign countries in which suppliers and manufacturers from whom the company sources are located or in which the company has retail locations or otherwise does business; changes in trade, customs and/or tax laws; fluctuations in currency exchange rates; availability of suitable store locations on acceptable terms; the ability to hire and retain associates; performance of other parties in strategic alliances; and general economic, business and social conditions, performance of our partners in joint ventures; the ability to comply with local laws in foreign countries; threats or acts of terrorism; strikes, work stoppages and/or slow downs by unions that play a significant role in the manufacture, distribution or sale of product. Please refer to the company's 2002 Annual Report and its Form 10-K for the fiscal year ended February 1, 2003, and the company's Form 10-Q for the fiscal quarter ended August 2, 2003 for more information on these and other risk factors that could cause actual results to differ. The company does not undertake any obligation to release publicly any revisions to such forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

    [Unaudited Consolidated Condensed Statement of Earnings, Balance Sheet and Statement of Cash Flows Attached]

    NOTES REGARDING ATTACHMENTS:
    The consolidated condensed statement of earnings, balance sheet and statement of cash flows have been prepared in accordance with the company's accounting policies as described in the company's 2002 Form 10-K, on file with the Securities and Exchange Commission, and should be read in conjunction with the 2002 Annual Report to Shareowners. In the opinion of management, this information is fairly presented, and all adjustments (consisting only of normal recurring adjustments) necessary for a fair statement of the results for the interim periods have been included.


                             PAYLESS SHOESOURCE, INC.
                   CONDENSED CONSOLIDATED STATEMENT OF EARNINGS
                                   (UNAUDITED)

    (Millions, except per share data)
                                              13 Weeks           39 Weeks
                                           Ended   Ended     Ended     Ended
                                           Nov 1,  Nov 2,    Nov 1,    Nov 2,
                                            2003    2002      2003      2002

    Net sales                              $709.8  $713.0  $2,138.9  $2,227.4

    Cost of sales                           520.5   483.6   1,546.9   1,525.3

    Gross Margin                            189.3   229.4     592.0     702.1

    Selling, General and Administrative
     Expenses                               190.2   180.6     558.9     534.4

    Non-recurring Benefit                     -      (1.2)      -        (2.1)

    Operating (Loss) Profit                  (0.9)   50.0      33.1     169.8

    Interest expense, net                     4.9     4.6      12.3      15.3

    (Loss) Earnings Before Income Taxes
     and Minority Interest                   (5.8)   45.4      20.8     154.5

    (Benefit) Provision for income taxes     (2.1)   16.5       7.6      56.4

    Net (loss) earnings Before Minority
     Interest                                (3.7)   28.9      13.2      98.1

    Minority Interest                         1.5     0.7       3.9       2.6

    Net (Loss) Earnings                     $(2.2)  $29.6     $17.1    $100.7


    Diluted (loss) earnings per share      $(0.03)  $0.43     $0.25     $1.47

    Basic (loss) earnings per share        $(0.03)  $0.44     $0.25     $1.49

    Diluted weighted average shares
     outstanding                             68.1    68.4      68.1      68.3

    Basic weighted average shares
     outstanding                             68.1    68.0      68.0      67.7


                             Payless ShoeSource, Inc
                      CONDENSED CONSOLIDATED BALANCE SHEET
                                   (UNAUDITED)

                                          November 1,  November 2, February 1,
    (dollars in millions)                    2003         2002        2003

    ASSETS:

    Current Assets:
        Cash and cash equivalents           $141.7       $149.1       $74.4
        Restricted Cash                       33.5         28.0        28.5
        Merchandise inventories              410.7        407.8       452.5
        Current deferred income taxes         13.8         19.9        16.4
        Other current assets                  70.5         63.5        61.8
    Total Current Assets                     670.2        668.3       633.6

    Property and Equipment:
        Land                                   8.0          8.0         7.6
        Property, buildings and equipment  1,166.5      1,120.7     1,120.0
        Accumulated depreciation            (750.6)      (690.2)     (701.3)
        Property and equipment, net          423.9        438.5       426.3

    Favorable Leases, net                     30.6         34.9        34.3

    Deferred Income Taxes                     22.8         22.4        29.0

    Other Assets                              36.2         30.2        27.6

    TOTAL ASSETS                          $1,183.7     $1,194.3    $1,150.8


    LIABILITIES AND EQUITY:

    Current Liabilities:
        Current maturities of long-term debt  $0.9        $70.6       $83.2
        Notes Payable                         33.5         28.0        28.5
        Accounts payable                     131.2        119.0       106.4
        Accrued expenses                     120.6        149.8       123.7
    Total Current Liabilities                286.2        367.4       341.8

    Long-Term Debt                           202.9        159.2       140.7
    Other Liabilities                         57.5         55.3        52.3
    Minority Interest                         16.4         20.2        17.8

    Equity                                   620.7        592.2       598.2

    TOTAL LIABILITIES AND EQUITY          $1,183.7     $1,194.3    $1,150.8


                             Payless ShoeSource, Inc
                CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
                                   (UNAUDITED)


                                               Year to Date        Year Ended
                                          November 1,  November 2, February 1,
    (dollars in millions)                     2003        2002         2003

    OPERATING ACTIVITIES:
    Net Earnings                             $17.1       $100.7       $105.8
    Adjustments for noncash items
      included in earnings:
          Loss on disposal of assets          13.1          3.0         10.5
          Depreciation and amortization       74.8         75.5        102.2
          Amortization of unearned
           restricted stock                    0.5          0.9          0.9
          Deferred income taxes                8.8         23.8         20.7
          Minority interest                   (3.9)        (2.6)        (4.9)
          Tax benefit of stock option
           exercises                           ---          3.1          3.1
    Changes in working capital:
          Merchandise inventories             41.8        (68.3)      (113.0)
          Other current assets                (7.6)        (7.4)         2.4
          Accounts payable                    24.8         45.5         32.9
          Accrued expenses                    (6.6)        10.6        (18.6)
    Other assets and liabilities, net          8.8         (5.8)       (11.5)

    TOTAL OPERATING ACTIVITIES              $171.6       $179.0       $130.5

    INVESTING ACTIVITIES:
    Capital expenditures                     (81.9)       (76.3)       (98.8)
    Disposition of property and equipment      1.0          2.6          3.9
    TOTAL INVESTING ACTIVITIES              $(80.9)      $(73.7)      $(94.9)

    FINANCING ACTIVITIES:
    Issuance of notes payable                  5.0         18.5         19.0
    Restricted cash                           (5.0)       (18.5)       (19.0)
    Issuance of long-term debt               196.7       ---             4.0
    Payment of deferred financing costs       (5.5)      ---
    Repayments of long-term debt            (216.8)       (81.2)       (91.1)
    Net (purchases) issuances of common
     stock                                    (0.3)        16.7         17.6
    Contributions by minority owners           3.6         16.4         17.2
    Other financing activities                (1.1)        (0.4)        (1.2)

    TOTAL FINANCING ACTIVITIES              $(23.4)      $(48.5)      $(53.5)

    INCREASE (DECREASE) IN CASH              $67.3        $56.8       $(17.9)

    Cash and Cash Equivalents, Beginning
     of Period                                74.4         92.3         92.3
    Cash and Cash Equivalents, End of
     Period                                 $141.7       $149.1        $74.4